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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Conseco Finance Corp.:

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-91557) on Form S-3 of Conseco Finance Corp. of our report dated January 27, 1998, relating to the consolidated balance sheet of Conseco Finance Corp. and subsidiaries, formerly known as Green Tree Financial Corporation, as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, and to the reference to our firm under the heading "EXPERTS" in the Registration Statement. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.

/s/ KPMG LLP

Minneapolis, Minnesota
December 3, 1999